FOR IMMEDIATE RELEASE
Contact: Debbie Nalchajian-Cohen
559-222-1322

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2012

FRESNO, CALIFORNIA…October 17, 2012… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $5,878,000, and diluted earnings per common share of $0.58 for the nine months ended September 30, 2012, compared to $4,769,000 and $0.46 per diluted common share for the nine months ended September 30, 2011. Net income increased 23.25%, primarily driven by a decrease in non-interest expense and increases in non-interest income, partially offset by a decrease in net interest income in the first three quarters of 2012 compared to the first three quarters of 2011. Non-performing assets decreased $4,244,000 or 29.40% to $10,190,000 at September 30, 2012, compared to $14,434,000 at December 31, 2011. Shareholders’ equity increased $10,004,000, or 9.31% during the nine months ended September 30, 2012. The growth in shareholders’ equity was driven by net income during the period, an increase in other comprehensive income, and the issuance of common stock from the exercise of stock options. Unaudited consolidated net income and diluted earnings per common share for the quarter ended September 30, 2012, were higher than in the first two quarters of 2012 and the corresponding quarter in 2011.
During the first three quarters of 2012, the Company’s total assets increased 4.56%, total liabilities increased 3.87%, and shareholders’ equity increased 9.31% compared to December 31, 2011. Annualized return on average equity (ROE) for the nine months ended September 30, 2012 was 6.91%, compared to 6.21% for the

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nine months ended September 30, 2011. The increase in ROE reflects an increase in net income, notwithstanding an increase in capital from an increase in other comprehensive income and an increase in retained earnings. Annualized return on average assets (ROA) was 0.93% and 0.81% for the nine months ended September 30, 2012 and 2011, respectively. The increase in ROA is due to an increase in net income, notwithstanding an increase in average assets.
During the nine months ended September 30, 2012, the Company recorded a provision for credit losses of $500,000, compared to $750,000 for the nine months ended September 30, 2011. During the nine months ended September 30, 2012, the Company recorded $1,682,000 in net loan charge-offs, compared to $733,000 for the nine months ended September 30, 2011. The net charge-off ratio, which reflects net charge-offs to average loans, was 0.55% for the nine months ended September 30, 2012, compared to 0.23% for the same period in 2011. The Company also recorded OREO related expenses of $78,000 during 2012 compared to $11,000 for the nine months ended September 30, 2011.
At September 30, 2012, the allowance for credit losses stood at $10,214,000, compared to $11,396,000 at December 31, 2011, a net decrease of $1,182,000. The allowance for credit losses as a percentage of total loans was 2.56% at September 30, 2012, and 2.67% at December 31, 2011. The Company believes the allowance for credit losses is adequate to provide for probable losses inherent within the loan portfolio at September 30, 2012.
Total non-performing assets were $10,190,000, or 1.15% of total assets as of September 30, 2012 compared to $14,434,000 or 1.70% of total assets as of December 31, 2011. Total non-performing assets as of September 30, 2011 were $17,064,000 or 2.04% of total assets.
The following provides a reconciliation of the change in non-accrual loans for the first three quarters of 2012.

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(Dollars in thousands)	Balances December 31, 2011	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge Offs	Balances September 30, 2012
Non-accrual loans:
Commercial and industrial	$267	$4	$(32)	$(155)	$—	$(84)	$—
Real estate	2,787	294	(15)	(2,175)	—	(381)	510
Equity loans and lines of credit	705	79	(470)	—	—	(75)	239
Consumer	74	73	(4)	—	—	(143)	—
Restructured loans (non-accruing):
Real estate	2,129	425	(58)	(7)	—	(1,103)	1,386
Real estate construction and land development	6,823	—	(395)	—	—	—	6,428
Equity loans and lines of credit	1,649	75	(97)	—	—	—	1,627
Total non-accrual	$14,434	$950	$(1,071)	$(2,337)	$—	$(1,786)	$10,190
The following provides a summary of the change in the OREO balance for the nine months ended September 30, 2012:

(Dollars in thousands)	Nine Months Ended September 30, 2012
Balance, Beginning of period	$—
Additions	2,337
Dispositions	(2,349)
Write-downs	—
Net gain on disposition	12
Balance, End of period	$—
The Company’s net interest margin (fully tax equivalent basis) was 4.30% for the nine months ended September 30, 2012, compared to 4.68% for the nine months ended September 30, 2011. The decrease in net interest margin in the period-to-period comparison resulted primarily from a decrease in the yield on the Company’s investment portfolio partially offset by a decrease in the Company’s cost of funds. For the nine months ended September 30, 2012, the effective yield on total earning assets decreased 54 basis points to 4.57% compared to 5.11% for the nine months ended September 30, 2011, while the cost of total interest-bearing liabilities decreased 22 basis points to 0.39% compared to 0.61% for the nine months ended September 30, 2011. The cost of total deposits decreased 17 basis points to 0.25% for the nine months ended September 30, 2012, compared to 0.42% for the nine months ended September 30, 2011. For the nine months ended September 30, 2012, the amount of the Company’s average investment securities, including interest-earning deposits in other

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banks and Federal funds sold, increased $71,200,000 or 25.11% compared to the nine months ended September 30, 2012. The effective yield on average investment securities decreased to 2.88% for the nine months ended September 30, 2012, compared to 3.42% for the nine months ended September 30, 2011. The decrease in yield in the Company’s investment securities during 2012 resulted primarily from the purchase of lower yielding investment securities. Average loans, which generally yield higher rates than investment securities, decreased $22,416,000, from $431,506,000 for the nine months ended September 30, 2011 to $409,090,000 for the nine months ended September 30, 2012. The effective yield on average loans decreased to 6.12% from 6.32% between September 30, 2011 and September 30, 2012. Net interest income before the provision for credit losses for the nine months ended September 30, 2012 was $22,748,000, compared to $23,341,000 for the nine months ended September 30, 2011, a decrease of $593,000 or 2.54%. Net interest income decreased as a result of these yield changes and an increase in interest-bearing liabilities, partially offset by an increase in average earning assets.
Total average assets for the nine months ended September 30, 2012 were $842,477,000 compared to $786,394,000, for the nine months ended September 30, 2011, an increase of $56,083,000 or 7.13%. Total average loans were $409,090,000 for the first three quarters of 2012, compared to $431,506,000 for the same period in 2011, representing a decrease of $22,416,000. Total average investments, including deposits in other banks and Federal funds sold, increased to $354,767,000 for the nine months ended September 30, 2012, from $283,567,000 for the nine months ended September 30, 2011, representing an increase of $71,200,000 or 25.11%. Total average deposits increased $45,505,000 or 6.84% to $710,698,000 for the nine months ended September 30, 2012, compared to $665,193,000 for the nine months ended September 30, 2011. Average interest-bearing deposits increased $11,380,000, or 2.33%, and average non-interest bearing demand deposits increased $34,125,000, or 19.39%, for the nine months ended September 30, 2012, compared to the nine months ended September 30, 2011. The Company’s ratio of average non-interest bearing deposits to total deposits was 29.57% for the nine months ended September 30, 2012, compared to 26.46% for the nine months ended September 30, 2011.
Non-interest income for the nine months ended September 30, 2012 increased $473,000 to $5,413,000, compared to $4,940,000 for the nine months ended September 30, 2011, driven primarily by an increase of $1,038,000 in net realized gains on sales and calls of investment securities, and a $223,000 increase in loan

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placement fees, partially offset by a decrease of $596,000 in gains on the sale of other real estate owned, and a $128,000 decrease in service charge income. The net gain realized on sales and calls of investment securities was the result of a partial restructuring of the investment portfolio designed to improve the future performance of the portfolio.
Non-interest expense for the nine months ended September 30, 2012 decreased $1,151,000, or 5.37%, to $20,291,000 compared to $21,442,000 for the nine months ended September 30, 2011, primarily due to decreases in occupancy and equipment expenses of $184,000, advertising fees of $129,000, legal fees of $148,000, salaries and employee benefits of $275,000, and regulatory assessments of $176,000, partially offset by increases in other real estate owned expenses of $67,000 and audit and accounting fees of $42,000.
The Company recorded an income tax expense of $1,492,000 for the nine months ended September 30, 2012, compared to $1,320,000 for the nine months ended September 30, 2011. The effective tax rate for 2012 was 20.24% compared to 21.68% for the nine months ended September 30, 2011.
Quarter Ended September 30, 2012
For the quarter ended September 30, 2012, the Company reported unaudited consolidated net income of $2,456,000 and diluted earnings per common share of $0.25, compared to $1,408,000 and $0.13 per diluted share, for the same period in 2011, and $1,709,000 and $0.17 per diluted share, for the quarter ended June 30, 2012. The increase in net income during the third quarter of 2012 compared to the same period in 2011 is primarily due to decreases in net interest income, provision for credit losses, and non-interest expense; and increases in non-interest income.
Annualized return on average equity for the third quarter of 2012 was 8.43%, compared to 5.34% for the same period of 2011. This increase is reflective of an increase in net income partially offset by an increase in capital. Annualized return on average assets was 1.14% for the third quarter of 2012 compared to 0.7% for the same period in 2011. This increase is due to an increase in net income notwithstanding an increase in average assets.
In comparing the third quarter of 2012 to the third quarter of 2011, average total loans decreased $31,274,000, or 7.19%. During the third quarter of 2012, the Company did not record a provision for credit losses, compared to $400,000 for the same period in 2011. During the third quarter of 2012, the Company

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recorded $74,000 in net loan recoveries compared to $404,000 net loan charge-offs for the same period in 2011. The net charge-off ratio, which reflects annualized net charge-offs (recoveries) to average loans, was (0.07)% for the quarter ended September 30, 2012 compared to 0.37% for the quarter ended September 30, 2011.
The following provides a reconciliation of the change in non-accrual loans for the quarter ended September 30, 2012.

(Dollars in thousands)	Balances June 30, 2012	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge Offs	Balances September 30, 2012
Non-accrual loans:
Real estate	$220	$294	$(4)	$—	$—	$—	$510
Equity loans and lines of credit	318	—	(79)	—	—	—	239
Consumer	71	73	(1)	—	—	(143)	—
Restructured loans (non-accruing):
Real estate	1,411	—	(25)	—	—	—	1,386
Real estate construction and land development	6,562	—	(134)	—	—	—	6,428
Equity loans and lines of credit	1,660	—	(33)	—	—	—	1,627
Total non-accrual	$10,242	$367	$(276)	$—	$—	$(143)	$10,190
The following provides a summary of the change in the OREO balance for the quarter ended September 30, 2012:

(Dollars in thousands)	Quarter Ended September 30, 2012
Balance, Beginning of period	$2,098
Additions	—
Dispositions	(2,098)
Write-downs	—
Net gain (loss) on disposition	—
Balance, End of period	$—
Average total deposits for the third quarter of 2012 increased $35,168,000 or 5.14% to $719,889,000 compared to $684,721,000 for the same period of 2011.
The Company’s net interest margin (fully tax equivalent basis) decreased 45 basis points to 4.21% for the quarter ended September 30, 2012, from 4.66% for the quarter ended September 30, 2011. Net interest income, before provision for credit losses, decreased $377,000 or 4.74% to $7,572,000 for the third quarter of 2012, compared to $7,949,000 for the same period in 2011. The decreases in net interest margin and in net interest

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income are primarily due to a decrease in the yield on interest-earning assets and a decrease in average loan balances. Over the same periods, the cost of total deposits decreased 17 basis points to 0.20% compared to 0.37% in 2011.
Non-interest income increased $689,000 or 43.20% to $2,284,000 for the third quarter of 2012 compared to $1,595,000 for the same period in 2011. The third quarter of 2012 non-interest income included $843,000 in net realized gains on sales and calls of investment securities compared to $223,000 for the same period in 2011. Non-interest expense decreased $567,000 or 7.85% for the same periods mainly due to decreases in salaries and employee benefits, occupancy expense, regulatory assessments, advertising expense, and legal fees, partially offset by increases in audit and accounting fees.
“The third quarter of 2012 showed consistent and improved earnings due to expense reduction and non-interest income increase from securities called/sold and from loan placement fees. This along with continued asset quality improvement highlights the safety and financial strength of our company,” stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.
“Gross loans decreased during the quarter as a result of customer paydowns. The market for loans continues to experience competitive pricing and terms. We are seeing some increase in loan commitments, but reduced usage on lines of credit due to the economic uncertainty factors affecting our business borrowers and the profitability of many of our agriculture-related borrowers,” concluded Doyle.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 17 full service offices in Clovis, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, and Tracy, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC. Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers (Director Emeritus), William S. Smittcamp, and Joseph B. Weirick.

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More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.
###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(In thousands, except share amounts)	2012	2011
	(Unaudited)
ASSETS
Cash and due from banks	$21,124	$19,409
Interest-earning deposits in other banks	55,074	24,467
Federal funds sold	721	928
Total cash and cash equivalents	76,919	44,804
Available-for-sale investment securities (Amortized cost of $351,037 at September 30, 2012 and $321,405 at December 31, 2011)	364,808	328,413
Loans, less allowance for credit losses of $10,214 at September 30, 2012 and $11,396 at December 31, 2011	388,922	415,999
Bank premises and equipment, net	6,296	5,872
Bank owned life insurance	12,063	11,655
Federal Home Loan Bank stock	3,850	2,893
Goodwill	23,577	23,577
Core deposit intangibles	633	783
Accrued interest receivable and other assets	10,669	15,027
Total assets	$887,737	$849,023

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$229,089	$208,025
Interest bearing	508,197	504,961
Total deposits	737,286	712,986
Short-term borrowings	4,000	—
Long-term debt	—	4,000
Junior subordinated deferrable interest debentures	5,155	5,155
Accrued interest payable and other liabilities	23,810	19,400
Total liabilities	770,251	741,541
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value, $1,000 per share liquidation preference; 10,000,000 shares authorized, Series C, issued and outstanding: 7,000 shares at September 30, 2012 and December 31, 2011	7,000	7,000
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 9,605,766 at September 30, 2012 and 9,547,816 at December 31, 2011	40,960	40,552
Retained earnings	61,422	55,806
Accumulated other comprehensive income, net of tax	8,104	4,124
Total shareholders’ equity	117,486	107,482
Total liabilities and shareholders’ equity	$887,737	$849,023

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(In thousands, except share and per share amounts)	2012	2011	2012	2011

INTEREST INCOME:
Interest and fees on loans	$6,111	$6,640	$18,248	$19,662
Interest on deposits in other banks	36	46	70	141
Interest on Federal funds sold	—	—	1	1
Interest and dividends on investment securities:
Taxable	741	1,079	2,694	3,307
Exempt from Federal income taxes	1,118	892	3,233	2,522
Total interest income	8,006	8,657	24,246	25,633
INTEREST EXPENSE:
Interest on deposits	371	647	1,307	2,076
Interest on junior subordinated deferrable interest debentures	27	24	82	73
Other	36	37	109	143
Total interest expense	434	708	1,498	2,292
Net interest income before provision for credit losses	7,572	7,949	22,748	23,341
PROVISION FOR CREDIT LOSSES	—	400	500	750
Net interest income after provision for credit losses	7,572	7,549	22,248	22,591
NON-INTEREST INCOME:
Service charges	690	735	2,055	2,183
Appreciation in cash surrender value of bank owned life insurance	101	96	291	289
Loan placement fees	181	51	408	185
Net gain on disposal of other real estate owned	—	75	12	608
Net realized gain on sale of assets	—	—	4	—
Net realized gains on sales and calls of investment securities	843	223	1,287	249
Other-than-temporary impairment loss:
Total impairment loss	—	—	—	(31)
Loss recognized in other comprehensive income	—	—	—	—
Net impairment loss recognized in earnings	—	—	—	(31)
Federal Home Loan Bank dividends	4	1	11	6
Other income	465	414	1,345	1,451
Total non-interest income	2,284	1,595	5,413	4,940
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,773	4,058	11,859	12,134
Occupancy and equipment	906	978	2,664	2,848
Regulatory assessments	163	181	488	664
Data processing expense	274	295	851	857
Advertising	139	182	419	548
Audit and accounting fees	126	112	379	337
Legal fees	36	90	118	266
Other real estate owned	6	9	78	11
Amortization of core deposit intangibles	50	104	150	311
Other expense	1,182	1,213	3,285	3,466
Total non-interest expenses	6,655	7,222	20,291	21,442
Income before provision for income taxes	3,201	1,922	7,370	6,089
PROVISION FOR INCOME TAXES	745	514	1,492	1,320
Net income	$2,456	$1,408	$5,878	$4,769
Net income	$2,456	$1,408	$5,878	$4,769
Preferred stock dividends and accretion	87	202	262	400
Net income available to common shareholders	$2,369	$1,206	$5,616	$4,369
Net income per common share:
Basic earnings per common share	$0.25	$0.13	$0.59	$0.46
Weighted average common shares used in basic computation	9,602,473	9,547,816	9,588,321	9,513,387
Diluted earnings per common share	$0.25	$0.13	$0.58	$0.46
Weighted average common shares used in diluted computation	9,635,339	9,557,609	9,613,202	9,534,426

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
For the three months ended	2012	2,012	2,012	2,011	2,011
(In thousands, except share and per share amounts)
Net interest income	$7,572	$7,510	$7,666	$8,016	$7,949
Provision for credit losses	—	100	400	300	400
Net interest income after provision for credit losses	7,572	7,410	7,266	7,716	7,549
Total non-interest income	2,284	1,471	1,658	1,336	1,595
Total non-interest expense	6,655	6,718	6,918	6,803	7,222
Provision for income taxes	745	454	293	541	514
Net income	$2,456	$1,709	$1,713	$1,708	$1,408
Net income available to common shareholders	$2,369	$1,622	$1,625	$1,622	$1,206
Basic earnings per common share	$0.25	$0.17	$0.17	$0.17	$0.13
Weighted average common shares used in basic computation	9,602,473	9,592,045	9,570,297	9,547,816	9,547,816
Diluted earnings per common share	$0.25	$0.17	$0.17	$0.17	$0.13
Weighted average common shares used in diluted computation	9,635,339	9,618,976	9,577,432	9,552,043	9,557,609

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Sep. 30	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
As of and for the three months ended	2012	2012	2012	2011	2011
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	2.56%	2.45%	2.52%	2.67%	2.59%
Nonperforming assets to total assets	1.15%	1.48%	1.48%	1.70%	2.04%
Total nonperforming assets	$10,190	$12,340	$12,395	$14,434	$17,064
Net loan charge offs (recoveries)	$(74)	$245	$1,511	$(66)	$404
Net charge offs (recoveries) to average loans (annualized)	(0.07)%	0.24%	1.46%	(0.06)%	0.37%
Book value per share	$11.5	$11.08	$10.82	$10.52	$10.41
Tangible book value per share	$8.98	$8.55	$8.28	$7.97	$7.84
Tangible common equity	$86,276	$81,999	$79,422	$76,122	$74,883
Interest and dividends on investment securities exempt from Federal income taxes	$1,118	$1,078	$1,037	$942	$892
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.21%	4.33%	4.37%	4.50%	4.66%
Return on average assets (2)	1.14%	0.82%	0.82%	0.81%	0.70%
Return on average equity (2)	8.43%	6.06%	6.19%	6.41%	5.34%
Tier 1 leverage - Bancorp	10.78%	10.70%	10.33%	10.13%	10.19%
Tier 1 leverage - Bank	10.35%	10.60%	10.21%	10.01%	10.07%
Tier 1 risk-based capital - Bancorp	18.27%	17.29%	16.97%	16.20%	15.95%
Tier 1 risk-based capital - Bank	17.56%	17.14%	16.78%	16.02%	15.76%
Total risk-based capital - Bancorp	19.57%	18.58%	18.25%	17.49%	17.25%
Total risk based capital - Bank	18.86%	18.43%	18.06%	17.31%	17.05%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

AVERAGE AMOUNTS	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in thousands)	2012	2011	2012	2011
Federal funds sold	$653	$610	$575	$643
Interest-bearing deposits in other banks	51,441	72,532	35,326	73,148
Investments	324,291	226,050	318,866	209,776
Loans (1)	393,600	420,392	398,459	415,983
Federal Home Loan Bank stock	3,850	2,907	3,441	2,981
Earning assets	773,835	722,491	756,667	702,531
Allowance for credit losses	(10,200)	(11,024)	(10,457)	(10,994)
Non-accrual loans	10,111	14,593	10,631	15,523
Other real estate owned	570	128	1,227	266
Other non-earning assets	86,223	81,407	84,409	79,068
Total assets	$860,539	$807,595	$842,477	$786,394

Interest bearing deposits	$496,915	$499,773	$500,555	$489,175
Other borrowings	9,155	9,155	9,157	10,639
Total interest-bearing liabilities	506,070	508,928	509,712	499,814
Non-interest bearing demand deposits	222,974	184,948	210,143	176,018
Non-interest bearing liabilities	14,960	8,234	9,264	8,241
Total liabilities	744,004	702,110	729,119	684,073
Total equity	116,535	105,485	113,358	102,321
Total liabilities and equity	$860,539	$807,595	$842,477	$786,394

AVERAGE RATES
Federal funds sold	0.25%	0.25%	0.30%	0.21%
Interest-earning deposits in other banks	0.28%	0.25%	0.26%	0.26%
Investments	3.00%	4.30%	3.17%	4.53%
Loans	6.16%	6.27%	6.12%	6.32%
Earning assets	4.44%	5.05%	4.57%	5.11%
Interest-bearing deposits	0.30%	0.51%	0.35%	0.57%
Other borrowings	2.73%	2.64%	2.79%	2.71%
Total interest-bearing liabilities	0.34%	0.55%	0.39%	0.61%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.21%	4.66%	4.30%	4.68%

(1)	Average loans do not include non-accrual loans.
(2) Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $576 and $461 for the quarters ended September 30, 2012 and 2011, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $1,665 and $1,299 for the nine months ended September 30, 2012 and 2011, respectively.